Exhibit 10.5
RATE AMENDMENT TO MASTER REPURCHASE AGREEMENT

This Amendment (the “Amendment”) to the Master Repurchase Agreement (defined below), is entered into on May 19, 2022 by and among Wells Fargo Bank, N.A. (the “Buyer”) and Home Point Financial Corporation (the “Seller”). The Buyer and the Seller may also be referred to individually as a “Party” or collectively as the “Parties.”

W I T N E S S E T H:

WHEREAS, the Buyer and the Seller have entered into a Master Repurchase Agreement (v5.1), dated as of November 23, 2015, (as such Master Repurchase Agreement may be amended from time to time, the “Master Repurchase Agreement”), along with the related Amended and Restated Addendum, dated as of May 19, 2022, as such Amended and Restated Addendum may be amended and restated from time to time (the “Addendum” and together with the Master Repurchase Agreement and this Amendment, the “Agreement”) pursuant to which the Seller agrees to sell certain mortgage loans and/or securities to the Buyer in exchange for the transfer of funds by the Buyer to the Seller, with a simultaneous agreement by the Buyer to transfer to the Seller such mortgage loans and/or securities at a date certain or on demand, in exchange for the transfer of funds by the Seller to the Buyer.

WHEREAS, the Buyer and the Seller wish to amend certain provisions of the Master Repurchase Agreement in order to tailor the contract.

NOW, THEREFORE, in consideration of the premises and mutual agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Seller and the Buyer agree as follows:

1.    Section 2 of the Master Repurchase Agreement is hereby amended by adding the following definitions thereto in the correct alphabetical order:

“Applicable Rate” has the meaning set forth on the Addendum; provided, that if Buyer determines that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the selected Applicable Rate, then Buyer shall provide Seller with prompt notice thereof and Buyer shall use such other comparable rate that is being used in the relevant market until otherwise communicated to Seller. Buyer’s determination of Applicable Rate shall be conclusive, absent manifest error.

“Daily Simple SOFR” means, for any day, 30-day average SOFR, with the conventions for this rate (which will include a lookback) being established by Buyer in accordance with the conventions for this rate selected or recommended by the Relevant Governmental Body for determining “Daily Simple SOFR” for bilateral business loans plus the

Exhibit 10.5

SOFR Adjustment.

“Relevant Governmental Body” means the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or any successor thereto.

“SOFR” means, with respect to any day, the secured overnight financing rate published for such day by the Federal Reserve Bank of New York, as the administrator of the benchmark, (or a successor administrator) at http://www.newyorkfed.org, or any successor source.

“SOFR Adjustment” has the meaning set forth on the Addendum; “Term SOFR” means the forward-looking term rate for one-month
SOFR that has been selected or recommended by the Relevant Governmental Body plus the SOFR Adjustment.

2.    Section 2 of the Master Repurchase Agreement is hereby amended by deleting the definition of “Pricing Rate” in its entirety and replacing it as follows:

“Pricing Rate” means a rate per annum equal to (x) the greater of
(A) Index Floor or (B) Applicable Rate, plus (y) (1) the applicable Loan Margin for such Purchased Mortgage Loan or (2) the Agency Security Margin with respect to Transactions the subject of which are Purchased Agency Securities. The Pricing Rate shall change in accordance with the Applicable Rate, and shall be reset on the first (1st) Business Day of each week that a Purchased Mortgage Loan or Purchased Agency Security is subject to a Transaction.

3.    Any capitalized term used but not defined herein shall have the meaning assigned to such term in the Master Repurchase Agreement.

4.    This Amendment only relates to the Master Repurchase Agreement between the Buyer and the Seller. Except as expressly amended above, all of the terms and conditions of the Master Repurchase Agreement remain in full force and effect and are hereby reaffirmed.

5.    This Amendment may be executed in one or more counterparts, each of which shall be deemed to be an original, and all such counterparts shall together constitute one and the same instrument. Each counterpart delivered by email or facsimile transmission shall be effective as an original.

IN WITNESS WHEREOF, the Buyer and the Seller have caused their names to be signed to this Amendment to the Master Repurchase Agreement and Securities Contract by their respective officers thereunto duly authorized as of the date first above written.

Buyer WELLS FARGO BANK, N.A. By: /s/ Pamela E. Messori Name: Pamela E. Messori Title: Director

Seller HOME POINT FINANCIAL CORPORATION By: /s/ Joseph Ruhlin Name: Joseph Ruhlin Title: Treasurer